UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

News Release

On September 30, 2010, Prudential Financial, Inc. (the “Company”) issued a news release announcing its agreement to acquire AIG Star Life Insurance Co., Ltd. (“Star”) and AIG Edison Life Insurance Company (“Edison”) from American International Group, Inc. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Slide Presentation

As stated in the attached news release, the Company will hold a conference call at 8:00 a.m., New York time, on September 30, 2010 to discuss its agreement to acquire Star and Edison. Attached hereto as Exhibit 99.2, and incorporated herein by reference, are slides to be presented during such call and which may be used in various other presentations.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News release, dated September 30, 2010, of Prudential Financial, Inc. announcing its agreement to acquire AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company from American International Group, Inc. (furnished and not filed).

99.2	Slides to be presented at Prudential Financial, Inc.’s conference call on September 30, 2010 (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2010

PRUDENTIAL FINANCIAL, INC.

By:	/S/ BRIAN J. MORRIS
Name:	Brian J. Morris
Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	News release, dated September 30, 2010, of Prudential Financial, Inc. announcing its agreement to acquire AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company from American International Group, Inc. (furnished and not filed).

99.2	Slides to be presented at Prudential Financial, Inc.’s conference call on September 30, 2010 (furnished and not filed).